Exhibit 99.1
ENTROPIC REPORTS SECOND QUARTER 2013 RESULTS
Conference Call to be Webcast Today at 2:30 p.m. Pacific Time
SAN DIEGO, July 31, 2013 - Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its second quarter results for the period ended June 30, 2013. Entropic reported second quarter net revenues of $70.6 million. This compares to net revenues of $74.5 million in the first quarter of 2013, and $83.1 million in the second quarter of 2012.
In accordance with U.S. generally accepted accounting principles (GAAP), the Company's second quarter net loss was $39.9 million, or $(0.44) per share (basic and diluted). This compares with GAAP net loss of $2.4 million, or $(0.03) per share (basic and diluted) in the first quarter of 2013, and net income of $0.2 million, or $0.00 per share (diluted) in the second quarter of 2012. Included in the GAAP operating results for the second quarter of 2013 is a charge of $26.7 million, or $0.30 per share (diluted), associated with the establishment of a valuation allowance related to federal deferred tax assets.
Non-GAAP net income in the second quarter was $0.6 million, or $0.01 per share (diluted), compared to non-GAAP net income of $0.3 million, or $0.00 per share (diluted) in the first quarter of 2013, and $7.8 million, or $0.09 per share (diluted), in the second quarter of 2012.
“Despite some near term challenges in our business, we continue to build a healthy pipeline of design-wins for our set-top box system-on-a-chip and connectivity products,” said Patrick Henry, president and CEO, Entropic. “We continue to focus on getting these new designs ramping into production, and believe the strategic investments and decisions made in Q2, from our asset acquisition, company realignment, reductions in operating expenses, and focus on new product development, put us in a stronger position for long-term revenue growth and enhanced operating leverage.”

	Three Months Ended
(In millions, except per share data)	June 30, 2013	March 31, 2013	June 30, 2012
Net revenues	$70.6	$74.5	$83.1
GAAP net (loss) income	$(39.9)	$(2.4)	$0.2
GAAP net (loss) income per share (basic and diluted)	$(0.44)	$(0.03)	$0.00
Non-GAAP net income[1]	$0.6	$0.3	$7.8
Non-GAAP net income per share[1] (diluted)	$0.01	$0.00	$0.09
1. Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

RECENT HIGHLIGHTS

Corporate Activities

•
Acquisition News: Entropic acquired the assets of Mobius Semiconductor, Inc. (Mobius), a leading product development company focused on low power, high performance analog mixed-signal semiconductor solutions.

The Mobius asset acquisition adds advanced analog mixed-signal expertise and strengthens Entropic's competitive product offerings in both the cable and satellite markets.

Industry Accolades

•
MoCA® (Multimedia over Coax Alliance) 1.1 Band E Golden Node Certification: Entropic announced its MoCA 1.1 silicon received golden node certification by the MoCA Board of Directors for the Band E frequency, which is a mid-RF band used in DIRECTV homes.

•	CSI Magazine Award Finalist: Entropic Entropic® 1.1+ technology was acknowledged by CSI Magazine as a leading “cable distribution/transmission solution.”

Product Innovations

•	EN2810 Launch: Entropic unveiled the EN2810, the Company's second-generation, single chip MoCA 2.0 system solution, built with the latest 28nm process technology.

New Design Wins

•	NETGEAR: Entropic announced its MoCA 2.0 silicon and software is featured in the NETGEAR WM2500RP MoCA-to-WiFi extender, which boosts whole-home video and data coverage.

•
Hitron Technologies Americas: Entropic announced Hitron's CGNM, a DOCSIS 3.0-certified data gateway, HT-EM, a MoCA-to-Ethernet adapter and the HT-EMN, a MoCA-to-WiFi (802.11n 3x3 2.4GHz) extender will use Entropic's MoCA 2.0 solution, enabling Hitron to deliver an end-to-end high-speed networking backbone for whole-home data coverage.

Partnerships

•	ARM®: Entropic and ARM strengthened their alliance enabling Entropic to deliver more advanced media and connectivity processing to its customers across the connected home ecosystem.

Key Technology Demonstrations

•
DLNA® (Digital Living Network Alliance) CVP (Commercial Video Profile) Functionality: At the Cable Show 2013, Entropic and ACCESS showed how cable operators can meet the FCC mandate for cable set-top boxes (STBs) to include an industry-standard IP interface port, and provide DLNA CVP functionality.

•	HTML5: At the Cable Show 2013, Entropic and Opera demonstrated a HTML5-compliant browser for advanced client STBs.

For More Information
Entropic management will be holding a conference call today, July 31, 2013 at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time to discuss the Company's results for the second quarter of fiscal 2013, and to provide guidance for the third quarter. You may access the conference call via any of the following:
Teleconference:         888-680-0869
Access Code:        84815350
Web Broadcast:         http://events.entropic.com/
Replay:             888-286-8010
Replay Passcode:    24265106
About Entropic
Entropic™ (Nasdaq: ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic's next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed - in the home and on the go. For more information, visit Entropic at: www.entropic.com.
Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of all forms of stock-based compensation, transaction and integration costs related to the Trident Microsystems, PLX Technology and Mobius Semiconductor, Inc. transactions, amortization of intangible assets, the loss related to equity method investment, the impairment of investment the impact of fair value adjustments related to contingent consideration payable in the acquisition of PLX Technology assets, deferred tax asset valuation allowance, the cash tax difference and the restructuring charge.
Management uses these non-GAAP financial measures to manage the Company's business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company's board of directors, (ii) evaluate the Company's operating performance, (iii) compare the Company's performance to internal forecasts, and (iv) manage the Company's business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company's operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance.
The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding our progress toward 2013 goals and our pursuit to be a leading global silicon supplier, the building of a pipeline of design wins, the impact of new product design wins, getting new designs into production, the impact of strategic investments on revenue growth and operating leverage, market penetration, continued and/or future revenue, and earnings and product sales growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers and, ultimately, service providers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; risks associated with the Trident Microsystems, PLX Technology and Mobius Semiconductor acquisitions including their integration into Entropic's existing operations; and other factors discussed in the "Risk Factors" section of Entropic's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.  All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.
Copyright © 2013 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.
Investor Contact:
Debra Hart
+1 858.768.3852
debra.hart@entropic.com

Media/Industry Analyst Contact:
Chris Fallon
+ 1 858.768.3827
chris.fallon@entropic.com

# # #

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except for per share information)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenues	$70,612	$74,457	$83,052	$145,069	$142,155
Cost of net revenues	36,356	39,618	40,197	75,974	66,108
Gross profit	34,256	34,839	42,855	69,095	76,047
Operating expenses:
Research and development	28,334	28,070	25,671	56,404	41,142
Sales and marketing	6,017	6,455	6,975	12,472	12,020
General and administrative	5,456	6,083	8,584	11,539	13,874
Amortization of intangibles	495	930	715	1,425	715
Restructuring charges	1,763	—	—	1,763	—
Total operating expenses	42,065	41,538	41,945	83,603	67,751
(Loss) income from operations	(7,809)	(6,699)	910	(14,508)	8,296
Loss related to equity method investment	(335)	(780)	(905)	(1,115)	(1,737)
Impairment of investment	(4,780)	—	—	(4,780)	—
Other income, net	255	428	246	683	536
(Loss) income before income taxes	(12,669)	(7,051)	251	(19,720)	7,095
Income tax provision (benefit)	27,244	(4,647)	78	22,597	3,029
Net (loss) income	$(39,913)	$(2,404)	$173	$(42,317)	$4,066

Net (loss) income per share - basic and diluted	$(0.44)	$(0.03)	$0.00	$(0.47)	$0.05
Weighted average number of shares used to compute net (loss) income per share - basic	90,281	89,304	87,991	89,795	87,667
Weighted average number of shares used to compute net (loss) income per share - diluted	90,281	89,304	89,484	89,795	89,428

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2013	March 31, 2013	December 31, 2012
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,349	$22,546	$17,206
Marketable securities	91,334	69,696	79,981
Accounts receivable	45,452	45,055	41,847
Inventory	15,323	17,358	26,395
Deferred tax assets, current	—	8,581	7,157
Prepaid expenses and other current assets	15,323	14,158	11,988
Total current assets	181,781	177,394	184,574
Property and equipment, net	18,992	19,483	17,629
Long-term marketable securities	60,118	85,326	71,748
Intangible assets, net	53,355	43,839	46,997
Deferred tax assets, long-term	661	23,550	19,255
Goodwill	4,688	3,937	4,664
Other long-term assets	3,483	8,723	8,683
Total assets	$323,078	$362,252	$353,550
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,910	$19,161	$11,380
Accrued expenses and other current liabilities	8,273	7,640	8,067
Accrued payroll and benefits	9,223	8,605	9,474
Total current liabilities	32,406	35,406	28,921
Deferred rent	2,244	1,289	683
Other long-term liabilities	1,511	1,552	1,281
Stockholders' equity	286,917	324,005	322,665
Total liabilities and stockholders' equity	$323,078	$362,252	$353,550

ENTROPIC COMMUNICATIONS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.
The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net (loss) income	$(39,913)	$(2,404)	$173	$(42,317)	$4,066
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	230	201	179	431	350
Research and development	1,975	1,989	1,894	3,964	3,524
Sales and marketing	516	298	585	814	1,004
General and administrative	1,054	966	977	2,020	1,899
Total stock-based compensation	3,775	3,454	3,635	7,229	6,777
Amortization of intangible assets:
Cost of net revenues	2,228	2,228	1,777	4,456	1,777
Operating expenses	495	930	715	1,425	715
Transaction and integration costs	244	—	2,754	244	4,301
Loss related to equity method investment	335	780	905	1,115	1,737
Impairment of investment	4,780	—	—	4,780	—
Adjustments to the fair value of PLX acquisition contingent consideration	(143)	12	—	(131)	—
Income tax effects of pre-tax adjustments	2,591	(2,591)	(3,425)	—	(5,357)
Cash tax difference (1)	(2,274)	(2,097)	1,301	(4,371)	4,457
Deferred tax asset valuation allowance	26,695	—	—	26,695	—
Restructuring charges (2)	1,763	—	—	1,763	—
Total of non-GAAP adjustments	40,489	2,716	7,662	43,205	14,407
Non-GAAP net income	$576	$312	$7,835	$888	$18,473
Weighted average shares (basic)	90,281	89,304	87,991	89,795	87,667
Adjustment for dilutive shares	2,152	2,875	1,493	2,500	1,761
Weighted average shares (diluted)	92,433	92,179	89,484	92,295	89,428
GAAP net (loss) income per share (basic)	$(0.44)	$(0.03)	$0.00	$(0.47)	$0.05
Non-GAAP adjustments detailed above	0.45	0.03	0.09	0.48	0.16
Non-GAAP net income per share (diluted)	$0.01	$0.00	$0.09	$0.01	$0.21

(1)
The Company's non-GAAP net income per share is calculated using the cash tax rate of 29%, 12%, and 22% for the three month periods ended June 30, 2013, March 31, 2013, and June 30, 2012, respectively. The Company's non-GAAP net income per share is calculated using the cash tax rate of 24% and 18% for the six month periods ended June 30, 2013 and 2012, respectively. The estimated cash tax rate is the estimated tax payable on the Company's projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income (loss). The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the valuation allowance adjustments, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of its operating results. The Company's effective tax rate used for the purposes of calculating GAAP net (loss) income for the three month periods ended June 30, 2013, March 31, 2013, and June 30, 2012 was approximately (215)%, 66% and 31%, respectively. The Company's effective tax rate used for the purposes of calculating GAAP net (loss) income for the six month periods ended June 30, 2013 and 2012 was approximately (115)% and 43%, respectively.

(2)
In June, 2013, we incurred a restructuring charge of $1.8 million pursuant to a plan to rebalance our operations in an attempt to leverage synergies from our acquisitions and refine our business operations. This plan resulted in a reduction of our personnel by 66 employees, or approximately 10% of our workforce.